Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:August 16, 2017

Contacts:

Daniel J. SantanielloSalvatore R. DeFrancesco, Jr.

President and Chief Executive OfficerTreasurer and Chief Financial Officer

570-504-8035570-504-8000

FIDELITY D & D BANCORP, INC.

ANNOUNCES STOCK SPLIT EFFECTED IN THE FORM OF A STOCK DIVIDEND

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC US: FDBC) (the “Corporation”) announced that the Board of Directors has declared a three-for-two stock split effected in the form of a fifty percent  (50%) stock dividend which equates to one  (1) additional share of common stock for every two  (2)  shares of common stock outstanding to shareholders of record as of September 18, 2017 and payable on September 28, 2017.  Cash will be paid in lieu of fractional shares based on the closing price of the common stock on the record date.  The Corporation is paying this fifty percent (50%) stock dividend to reward the shareholders for the continued growth and profitability of the Corporation.

“We are pleased to declare a stock split that will be delivered in the form of a stock dividend.” stated Daniel J. Santaniello, President and Chief Executive Officer. “We believe that the increase in number of shares creates long-term shareholder value and increased liquidity.”

Fidelity D & D Bancorp, Inc. is the parent bank holding company of The Fidelity Deposit and Discount Bank.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.